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                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]

CONTACT:  Richard A. Lechleiter
          Vice President of Finance, Corporate
          Controller and Treasurer
          (502) 596-7734



FOR IMMEDIATE RELEASE
---------------------

                   VENCOR ANNOUNCES RECEIPT OF $177.5 MILLION
                         FROM SALE OF ATRIA COMMUNITIES


LOUISVILLE, Ky. (Sept. 16, 1998) - Vencor, Inc. (NYSE: VC) today announced the receipt of $177.5 million from the sale of approximately 88% of its ownership of Atria Communities, Inc. resulting from the merger of Atria with Kapson Senior Quarters Corp., an affiliate of Lazard Freres Real Estate Investors L.L.C. The merger was completed on September 15, 1998. In connection with the merger, Vencor is retaining approximately 11.9% of the outstanding capital stock of the surviving entity. Proceeds from the Atria merger were used to reduce outstanding indebtedness. Vencor stated that its total outstanding indebtedness now approximates $800 million, down from approximately $1.1 billion at the time of its spin-off transaction which was effective on May 1, 1998.

   Vencor is a long-term healthcare provider operating hospitals, nursing centers and contract ancillary services in 45 states.